EXHIBIT 10.45
BORROWER SECURITY AND PLEDGE AGREEMENT
          In consideration of loans, advances, overdrafts, letters of credit, acceptances, swaps, securities transactions, forward contracts, foreign currency transactions and all other credit transactions and financial accommodations to be given and to be continued from time to time to BioMimetic Therapeutics, Inc., a Delaware corporation (“Debtor”), by Deutsche Bank AG, Cayman Islands Branch, or any of its affiliates (collectively, “Lender”), Debtor hereby agrees with Lender as follows:
     1. As collateral security for the punctual payment and performance of all present and future liabilities and obligations, liquidated or contingent, of Debtor under the Time Promissory Note dated on or about the date hereof made by the Debtor to the Lender (as it may be extended, amended, restated or otherwise modified and any replacement thereof or substitution therefor, the “Time Note”) and the Securities Account Control Agreement dated on or about the date hereof among the Debtor, the Lender and Deutsche Bank Securities Inc., as it may be amended from time to time (the “SACA”) (the Time Note and the SACA, individually and collectively “Associated Agreements”), or under this Agreement, whether at stated maturity, by acceleration or otherwise, whether now existing or hereafter incurred, whether now or hereafter due, whether for principal, interest (including but not limited to interest accruing after the commencement of any bankruptcy or insolvency proceeding, whether or not allowed or allowable thereunder), fees, costs, attorneys’ fees, court costs, taxes, damages, expenses, indemnities, or otherwise, and howsoever evidenced (collectively, the “Obligations”), but only to the extent such Obligations are set forth in the Associated Agreements or herein, Debtor hereby assigns, pledges and grants to Lender a continuing first priority security interest in and lien upon all right, title and interest of Debtor in and to the account described in Schedule A hereto and all subaccounts thereof (individually and collectively, the “Collateral Account”) and all items now or hereafter deposited therein, credited thereto or payable thereto from time to time, including some or all of the securities listed on Schedule B hereto (subject to the terms of Section 18 hereof), including (A) all cash, securities, shares, certificates, notes, instruments, rights, promissory notes, payment intangibles, general intangibles, accounts, receivables, letter of credit rights and all other property and financial assets now or hereafter received or receivable in connection with any sale, exchange, redemption or other disposition of any of the foregoing, (B) all dividends, interest and other distributions, whether in cash, securities, promissory notes, payment intangibles, general intangibles, accounts or other property on or in respect of any of the foregoing, (C) all additions to and substitutions for any of the foregoing, (D) all present and future rights, claims, remedies and privileges of Debtor pertaining to any of the foregoing (exclusive of any rights, claims, or remedies against Lender), (E) all general intangibles, payment intangibles, and contract rights of Debtor relating to any of the foregoing (exclusive of any rights, claims or remedies against Lender), and (F) all proceeds, products and profits of any of the foregoing (including proceeds of proceeds, proceeds of insurance policies and claims against third parties), in each case whether now existing or hereafter arising or acquired (collectively, the “Collateral”).
     2. Debtor represents and warrants to Lender that: (a) the information regarding Debtor set forth opposite Debtor’s signature below (“Debtor Information”) is true, correct and complete on the date hereof, (b) Debtor is duly organized and validly existing in good standing under the laws of its jurisdiction of formation, and is duly qualified and in good standing in all such foreign jurisdictions where its business or property so requires, (c) Debtor has all necessary right, power and authority to own Debtor’s property and assets, to transact the business in which Debtor is engaged and to grant to Lender a security interest in the Collateral, and has taken all necessary action to authorize Debtor’s execution, delivery and performance of this Agreement, including all necessary actions by members or managers, as the case may be, and all filings and recordations, (d) the execution, delivery and performance by Debtor of this Agreement do not violate, breach or conflict with (i) Debtor’s constituent documents, (ii) any agreement, contract or instrument to which Debtor is a party or by which Debtor or its properties are bound, or (iii) any applicable law, regulation, decree, order or the like, (e) as a result of entering into this Agreement and after giving effect to the transactions contemplated by this Agreement, Debtor is not, and will not be rendered, insolvent, (f) this Agreement is the legal, valid and binding obligation of Debtor, enforceable against Debtor in accordance with its terms, (g) the financial statements of Debtor previously delivered to Lender in connection with the Obligations are true, correct and complete and fairly present the financial condition of Debtor as of the date thereof and there has been no material adverse change in the financial condition of Debtor between the date of the last financial statement of Debtor delivered to Lender and the date hereof (other than as a result of any change in the financial condition of Borrower resulting from a change in the treatment or value of the Collateral), (h) Debtor is and at all times will continue to be the legal and beneficial owner of the Collateral (subject to the terms of Section 18 hereof), (i) except for the security interest granted to Lender hereunder, and except as otherwise set forth on Schedule C hereto, Debtor owns the Collateral free and clear of any Lien (as defined in Schedule C hereto) and all Collateral has been validly pledged hereunder, (j) there are no filings or recordations against the Collateral which grant or purport to grant a Lien in any Collateral to any other person, (k) all Collateral which consists of equity interests has been validly acquired and validly issued, and is fully paid and non-assessable and no Collateral is evidenced or represented by any certificate, note or chattel paper other than such as has been delivered to Lender together with appropriate stock powers or other instruments of transfer therefor, (1) except for governmental regulatory proceedings relating to the use and/or marketing approval of products manufactured by the Debtor, there are no actions or proceedings pending or threatened before any court or governmental authority, against or affecting Debtor, that (i) purports to affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on the financial condition, operations, business, assets, and prospects of Debtor, (m) Debtor is not (i) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended or (ii) subject to any other law or regulation which purports to restrict or regulate Debtor’s ability to borrow money, and (n) Debtor is a corporation and those parties or party set forth in Debtor’s Information are authorized to act on behalf of the corporation.
     3. Debtor covenants and agrees with Lender that: (a) Lender’s sole duty with respect to the Collateral is to use such care as it uses for similar property for its own account, and Lender shall not be obligated to preserve rights in the Collateral against prior parties, (b) Debtor will (i) be solely responsible for all matters relating to the Collateral, including ascertaining maturities, calls, conversions, exchanges and tenders, (ii) not, and will not purport to, grant or suffer Liens against, or sell, transfer or dispose of any Collateral (subject to the terms of Section 18 hereof), (iii) from time to time take all actions (including entering into any control agreement requested by Lender and otherwise cooperate with Lender in maintaining control with respect to that Collateral in which a security interest may be perfected by control pursuant to the UCC, as hereinbelow defined or other applicable law) and make all filings, registrations and recordations requested by Lender in connection with Lender’s security interest in the Collateral, (iv) promptly notify Lender of the occurrence of any default hereunder or otherwise in respect of the Obligations, and (v) hold in trust for, and forthwith pay over to, Lender in the form received (except for any necessary endorsements) all property, proceeds or distributions received by Debtor on account of any Collateral (subject to the terms of Paragraph 18 hereof), (c) upon and during the continuance of an Event of Default (as hereinafter defined), Lender may transfer all or any part of the Collateral to Lender’s name or that of its nominee, and exercise all rights as if the absolute owner thereof, and file a proof of claim for, receive payments or distributions on, and exchange or release Collateral, (d) Lender is authorized to file financing statements and/or a copy of this Agreement and give notice to third parties regarding the Collateral without Debtor’s signature to the extent permitted by applicable law, (e) Debtor will notify Lender of any change to the Debtor Information, (f) Lender may rely upon any written (including fax), telephonic or oral communication in good faith believed by Lender to have been authorized by Debtor; provided, however, that if any such communication is oral or telephonic, it shall be promptly confirmed in writing (including by fax) (but the lack of such confirmation or any conflict between such confirmation and the relevant telephonic or oral communications shall not affect any action taken by Lender in reliance on such telephonic or oral communications prior to receipt of such confirmation), (g) once per fiscal quarter Debtor shall deliver to Lender its quarterly financial statements (or with respect to a fiscal quarter ending on December 31, its annual financial statements) prepared in accordance with sound accounting principles and consistent with the financial statements of Debtor previously delivered to Lender, certified to Lender by Debtor as true, correct and complete and accurately reflecting the financial condition of Debtor as of the date thereof, (h) Debtor shall not sell, transfer, pledge or encumber or permit the sale, transfer, pledge or encumbrance of any interest in Debtor, directly or indirectly, that would or might cause a “Change in Control” of Debtor without the either (i) prior full repayment of the Obligations, or (ii) prior written consent of Lender, which shall not be unreasonably withheld, conditioned or delayed and (i) notwithstanding anything in this Agreement or the Time Note to the contrary, if Lender may sell or redeem any Collateral consisting of auction rate preferred securities at “Par Value” for cash, it may, but shall not be obligated, to do so on behalf of Debtor, whether or not an Event of Default is then continuing and the net proceeds thereof shall be treated as a payment by the Debtor pursuant to Section 6.2 of the Time Note and Debtor shall cooperate with Lender in effecting any such transaction. For the purposes of Section 3(h), “Change in Control” means the occurrence of any of the following events: (i) any sale, exchange or other transfer to a party not affiliated with Debtor of all, or substantially all, of the business and/or assets of Debtor; (ii) a merger or consolidation of Debtor with respect to which Debtor is not the surviving entity; or (iii) a merger, consolidation, or tender offer involving Debtor if the equity holders of Debtor immediately before such merger, consolidation, or tender offer do not own, directly or indirectly, immediately following such merger, consolidation, or tender offer, more than fifty percent (50%) of the combined voting power of the outstanding voting securities of Debtor resulting from such merger, consolidation, or tender offer.
     4. Debtor further covenants and agrees to comply with the Collateral Maintenance Requirements set forth in Schedule D hereto. If Debtor fails to comply with the Collateral Maintenance Requirements (subject to the grace period set forth on Schedule D), Lender shall have all the rights and remedies of a secured party under the New York Uniform Commercial Code as then in effect (the “UCC”) or other applicable law, and may, in addition to any other right or remedy available to Lender hereunder or under applicable law, without consent by Debtor, sell, liquidate or redeem so much of the Collateral as is necessary to reduce the

Obligations so as to comply with the Collateral Maintenance Requirements then in effect.
Debtor hereby agrees that upon and during the continuance of an Event of Default, the Lender shall determine the value of the Collateral in its sole and absolute discretion and such determination shall be binding on the Debtor so long as Lender acts in a commercially reasonable manner and otherwise in accordance with the UCC. For the avoidance of doubt, any valuations of the Collateral reflected on account statements for the Collateral Account shall not be binding upon the Lender.
     5. Except as otherwise provided below in this Section 5, Debtor hereby irrevocably, unconditionally and expressly waives, to the fullest extent permitted by applicable law, all defenses, counterclaims, rights of setoff, any requirement that Lender first proceed against any guarantor or any other security, all requirements for notice of any kind (except as otherwise expressly agreed), demand, presentment, notice of non-payment, default or dishonor of any Obligation, notice of acceptance hereof, marshalling of assets or the like, including without limitation, any right to notice or judicial hearing in connection with Lender’s taking possession of or disposition of any Collateral, any notice of any sale, transfer or other disposition by Lender of any Obligation, any requirement that Lender first proceed against Debtor, any collateral or any other person liable for any of the Obligations, and all damages occasioned by any of the foregoing (except as finally determined by a competent court to have been the direct result of Lender’s gross negligence or willful misconduct). No invalidity, irregularity or unenforceability of any Obligations shall affect, impair or be a defense to any of Debtor’s obligations or agreements or any of Lender’s rights or remedies hereunder. Lender may from time to time, without the consent by Debtor, and without affecting or impairing Debtor’s obligations or agreements or Lender’s rights and remedies hereunder upon and during the continuance of an Event of Default, (i) sell, release, exchange, settle, compromise or otherwise dispose of or deal with the Collateral, and (ii) exercise (in such order as Lender may choose), or refrain from exercising, any rights against any person liable for any of the Obligations. Notwithstanding the any provision contained here to the contrary, the waiver and limitations set forth in this and the Associated Agreements shall not apply to any of Debtor’s defenses, counterclaims, rights, claims, or causes of action that existed prior to the execution hereof; provided, however, that Debtor hereby agrees not to assert or otherwise raise or interpose any defense, counterclaim or right of setoff based thereon or arising therefrom in any action or proceeding by the Lender to enforce or otherwise assert any of its rights, claims or causes of action hereunder or under any of the Associated Agreements.
     6. Upon the occurrence of any of the following (each an “Event of Default”) with respect to Debtor: (i) an “Event of Default” under the Time Note, or (ii) if at any time Lender, as pledgee of the Collateral, is unable, or may become unable, to sell the Collateral free of any Liens not disclosed on Schedule C hereto;
then and in any such event: (a) Lender may declare all of the Obligations to be immediately due and payable, whereupon same shall become immediately due and payable without demand, provided, that if an event set forth in Section 10(vii) of the Time Note occurs, the Obligations shall automatically become due and payable without declaration by Lender; (b) Lender’s obligation, if any, to give or continue credit facilities to Debtor shall automatically terminate; (c) Lender shall have the right from time to time to take possession of, and sell, redeem, assign, liquidate, transfer and deliver all or any part of the Collateral, at any brokers’ board or exchange, or at public or private sale or otherwise, at the option of Lender, for cash or on credit for future delivery, in such parcel or parcels and at such times and places, and upon such terms and conditions as Lender may in good faith deem proper, and in connection therewith may grant options and impose reasonable conditions, all without (except as same are required by applicable law and cannot be waived) advertisement or demand upon or notice to Debtor or any other person entitled to notice or right of stay, extension, moratorium, appraisal or redemption of Debtor, all of which are hereby expressly waived to the fullest extent permitted by applicable law; (d) upon each such sale, Lender, to the extent permitted by law, may purchase all or any of the Collateral, free and clear of all rights of redemption of Debtor; and (e) Lender shall have all of the rights and remedies of a secured party under the UCC and any other applicable law.
     7. To the extent required by applicable law which cannot be waived, Lender will give Debtor notice of the time and place of any public sale or of the time after which any private sale or other disposition of Collateral is to be made, by sending notice at least 5 business days before the time of sale or disposition, which Debtor agrees is reasonable. Lender need not give such notice if not required by the UCC or other applicable law. Debtor agrees that at any private sale Collateral may be sold at a price that is less than the price which might have been obtained at a public sale or that is less than the aggregate outstanding amount of the Obligations but in making such agreement, Debtor is not releasing any rights or claims it may have against Lender. Lender may accept the first offer received and need not offer such Collateral to more than one offeree. Lender shall comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and such compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. Lender may convert any proceeds in foreign currency to U.S. dollars at the average of the buying spot rates of exchange for freely transferable U.S. dollars in effect at the lending office selected by Lender as at the close of business on the date of payment of the sales price for such Collateral. After deducting its costs and expenses from the proceeds of sale, Lender may apply any residue to pay the Obligations in such order as it elects. All foreign exchange losses incurred in connection with the conversion of any Collateral denominated in a foreign currency to U.S. dollars shall be borne by Debtor. If Lender shall be subject to any volume limitations in the sale of Collateral, Debtor shall not at any such time sell, or permit any party controlled by Debtor to sell, any securities if the sale thereof would adversely affect Lender’s ability to sell the Collateral. If Lender sells any of the Collateral upon credit, Debtor will be credited only with payments actually made by the purchaser, received by Lender and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Lender may resell the Collateral and Debtor shall be credited with the proceeds of the sale.
     8. Debtor hereby irrevocably designates and appoints each of Lender and any designee or agent (each an “Attorney”) as attorney-in-fact of Debtor, with full power of substitution, each with authority acting alone after the occurrence and during the continuance of any Event of Default to do all acts and things necessary to carry out and enforce Lender’s rights under this Agreement, including the authority to re-direct, receive and dispose of Debtor’s mail, sign or endorse Debtor’s name on notes, acceptances, checks, drafts, instruments, certificates, powers, assignments and other documents, execute proofs of claim and loss, releases, endorsements, assignments and other instruments of conveyance. All acts of each Attorney that are consistent with the authority granted hereunder are hereby ratified and approved and no Attorney shall be liable for any acts of commission or omission or for errors of judgment or mistake of fact or law. This power of attorney is irrevocable and coupled with an interest.
     9. In the event and to the extent that any provision of this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions, or of such provision in any other jurisdiction, shall not in any way be affected or impaired thereby.
     10. No failure or delay by either party in exercising any right or remedy and no course of dealing between Lender and Debtor shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or future exercise thereof. All rights and remedies of either party shall be cumulative and may be exercised singly or concurrently. No notice to or demand on Debtor shall entitle Debtor to any other or further notice or demand, or constitute a waiver of Lender’s rights.
     11. This Agreement may not be modified, changed, waived or discharged orally, except by a writing signed by the parties hereto. Any waiver of any provision of this Agreement or any consent to any departure by a party therefrom shall be effective only in the specific instance and for the specific purpose for which given. This Agreement shall be and remain the independent obligation of Debtor, shall inure to the benefit of and be enforceable by Lender and its successors, transferees and assigns, and shall be binding upon Debtor and Debtor’s heirs, executors, successors and assigns, provided that Debtor may not transfer, assign or delegate any of Debtor’s rights or obligations hereunder, and, at Lender’s option, any such purported transfer, assignment or delegation shall be void, except in connection with a merger or acquisition of Debtor. This Agreement shall terminate upon final payment in full to Lender of all of the Obligations and termination of any obligation of Lender to make advances, and shall continue to be effective or shall be reinstated, as the case may be, if at any time payment of or on account of any of the Obligations is rescinded or must otherwise be restored or returned by Lender upon the insolvency, bankruptcy or reorganization of Debtor or any other person or otherwise, all as though such payment had not been made.
     12. Lender is authorized to debit the Collateral Account for the Interest that is due and payable on the outstanding credit facilities.
     13. Debtor will indemnify and hold Lender harmless for, and pay in U.S. dollars all liabilities, losses, damages, claims, taxes, penalties, costs, fees and expenses of any kind, including attorneys’ fees, imposed upon, incurred by or asserted against Lender in connection with this Agreement, the custody, care, preservation, sale or disposition of any Collateral, provide that such actions are consistent with the terms of this Agreement, and the enforcement of Lender’s rights hereunder. Notwithstanding the foregoing, Debtor shall not be obligated for any amounts resulting from Lender’s gross negligence or willful misconduct. All payments hereunder shall be made without setoff or counterclaim, and free and clear of, and without deduction for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, and all interest, penalties and other liabilities with respect thereto (collectively, “Taxes”), now or hereafter imposed, levied, collected, withheld or assessed by any jurisdiction, or any department, agency, state, political subdivision or taxing authority thereof or therein. If any Taxes are so levied or imposed, Debtor agrees to pay the full amount thereof, and such additional amounts as may be necessary so that each net payment received by Lender will not be less than the amount provided for herein. Debtor will furnish to Lender within 30 days after each payment of Taxes is due, originals or certified copies of tax receipts evidencing such payment. The provisions of this Paragraph shall survive repayment of the Obligations and termination of this Agreement. Notwithstanding the foregoing, Debtor shall not be obligated for any Taxes arising solely as a result of any assignment by Lender of its rights under the Note to an affiliate.
     14. Any notice to Lender or Debtor shall be effective: if sent by mail, 5 days after deposit in the mails, postage prepaid; if sent by facsimile, when sent with a confirmation received; if delivered by hand or courier, when delivered against a receipt therefor; if sent by overnight courier, on the next business day; in each case to the address below. Each party may change its address for notices by written notice to the other.
     15. DEBTOR AND LENDER EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A JURY TRIAL IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. In any action or proceeding arising out of or relating to this Agreement, Debtor hereby accepts, for both Debtor and Debtor’s property, the exclusive jurisdiction of the courts of the State of New York, and the federal courts in New York City, and agrees that effective service of process may be made on Debtor by mailing same to Debtor’s address set forth below. Lender may proceed against Debtor in any other applicable jurisdiction, and may serve process in any other manner permitted by applicable law. Debtor hereby irrevocably waives any objection Debtor may now or hereafter have to the laying of venue in the aforesaid courts, and any claim that any of the aforesaid courts is an inconvenient forum. To the extent that Debtor or Debtor’s property may have or hereafter acquire immunity, on the grounds of sovereignty or otherwise, from any judicial process in connection with this Agreement, Debtor hereby irrevocably waives, to the fullest extent permitted by law, any such immunity and agrees not to claim same. Debtor agrees that a final judgment in any such action or proceeding shall be conclusive, and may be enforced in any other jurisdiction by suit on the judgment or in any other permitted manner. Debtor further agrees that any action or proceeding by Debtor against Lender in respect to any matters arising out of, or in any way relating to, this Agreement or the Obligations shall be brought only in the State and County of New York.
     16. If this Agreement is signed by two or more parties as Debtor, they shall be jointly and severally liable hereunder, and the term “Debtor” as used herein shall mean the debtor parties hereto, and each of them. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be as effective as delivery of an original executed counterpart.
     17. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICT OF LAWS)THE PARTIES AGREE THAT THE STATE OF NEW YORK IS LENDER’S JURISDICTION FOR PURPOSES OF ARTICLES 8 AND 9 OF THE UCC.
     18. The parties hereto agree that Debtor shall be entitled upon written notice to Lender to withdraw cash or securities from the Collateral Account free and clear of the lien arising hereunder and to hold or dispose of the same in its discretion, provided that (x) no Event of Default is then continuing (and no event has occurred and is continuing which with notice or passage of time or both would be an Event of Default) and (y) after giving effect to any such withdrawal, Debtor is in compliance with the Collateral Maintenance Requirements set forth on Schedule D hereto.
(Signature page to follow)

IN WITNESS WHEREOF, Debtor has executed and delivered this Agreement as of the 27 day of October, 2008

Debtor Information:

Address for Notices:	Debtor:	BioMimetic Therapeutics, Inc.
389-A Nichol Mill Lane
Franklin, TN Attention: Larry Bullock, CFO Telephone No.: 615-236-4402		By:	/s/ Samuel E. Lynch Name: Samuel E. Lynch Title: President & CEO
Facsimile No.: 615-236-4452
Type of Organization:
Corporation
The following must be completed if UCCs are being filed.
Chief Executive Office:
389-A Nichol Mill Lane
Franklin, TN
Attention: Larry Bullock, CFO
Sole Jurisdiction of Organization:
Delaware
Taxpayer Id No.:
Organization Id. No.:

Address:
60 Wall Street
New York, NY 10005
c/o Private Wealth Management
280 Park Avenue	Deutsche Bank Ag, Cayman Islands Branch
NYC 03-0434
New York, NY 10017	By:	/s/ Ned Kane
Attention: Lending/ Edward F. Kane, Managing Director		Ned Kane
Telephone No.: 212-454-2533 Facsimile No.: 212-454-4740	Title:	Managing Director
	By:	/s/ William M. Crane
William M. Crane
	Title:	Director

Schedule A
Collateral Account

Account Number	Name of Collateral holder and office at which Collateral Account is held

5XR 209589	Deutsche Bank Securities, Inc.
Schedule B
Listed Federally Guaranteed Auction Rate Securities and Other Property

CUSIP	Description	Par Value (Notional)
10623PDB3	BRAZOS, TX HIGHER	4,000,000
49130NAY5	KENTUCKY HIGHER ED	1,600,000
10620NBV9	BRAZOS, TX HIGHER ED 7 DAY	2,000,000
709163DK2	PA STATE HIGHER	4,000,000
196777Z0	CO STUDENT OBLIGATION	4,000,000
679110CL8	OK STATE STUDENT	4,500,000
207784AL3	CT STUDENT LOAN	6,000,000
917546GJ6	UTAH STATE	2,000,000
196777 KF2	CO STUDENT OBLIGATION	2,000,000
041150CU5	ARKANSAS STATE	4,300,000
606072HG4	MISSOURI HIGHER ED	2,000,000
28148 NAT0	ED FDG SOUTH	6,000,000
917546FK4	UTAH STATE	2,000,000
598497AA3	MIDWESTERN UNIV FDTN	6,000,000
709163EY1	PA STATE HIGHER ED	2,000,000
606072GD2	MISSOURI HIGHER ED	3,500,000
	Total	55,900,000

Schedule C
Liens
“Lien” shall mean any mortgage, pledge, lien, charge, encumbrance, claim, adverse interest, security interest on or in respect of the Collateral or any shareholder’s agreement, pooling agreement, option agreement, right of first refusal, voting trust, anti-assignability agreement or any other agreement, provision or restriction (under the securities laws or otherwise) that could impair the free assignment, sale or other transfer of the Collateral or otherwise impair the value of the Collateral.
Debtor owns the Collateral free and clear of any Lien other than Liens to Lender and;
☑	No other Lien

☐	Lien arising because Debtor is an “affiliate” (as defined in the securities laws) of the issuer of all or certain of the Collateral. Debtor represents that Debtor has been the beneficial owner of such Collateral for more than months.

☐	Lien arising because Debtor is an “affiliate” (as defined in the securities laws) of a company acquired by the issuer of all or certain of the Collateral. Debtor represents that Debtor has been the beneficial owner of such Collateral for more than months.

☐	Lien arising because all or certain of the Collateral has not been registered under the securities laws. Debtor represents that Debtor has been the beneficial owner of such Collateral for more than months.
Lien arising due to:
☐	Shareholders agreement [specify ]

☐	Pooling agreement [specify]

☐	Option agreement [specify]

☐	Other [specify]

Schedule D
COLLATERAL MAINTENANCE REQUIREMENTS
If at any time the principal and interest of the Obligations are greater than (x) the par value of the Collateral in the Collateral Account, multiplied by (y) the percentage valuation set forth below as the Maximum Advance Rate, Debtor, within three (3) business days after oral or written notice from Lender, will repay the Obligations, such that the Obligations are less than the par value of the Collateral multiplied by the Maximum Advance Rate set forth below:

Maximum Advance Rate

Federally guaranteed auction rate securities listed on Schedule B and held in the Collateral Account	70%
Notwithstanding the foregoing, such Maximum Advance Rate shall automatically increase if a higher maximum advance rate is offered by Lender or an affiliate as part of: (a) a lending program wherein the loans are offered to all or substantially all institutional clients which are either (i) secured by illiquid auction rate securities purchased through Lender or an affiliate, or (ii) designed to provide customers of Lender or its affiliates with liquidity for illiquid auction rate securities purchased through Lender or an affiliate; or (b) a settlement with a state Attorney General, or any regulatory body, including state, federal, or industry regulators such as the SEC, the North American Securities Administrators Association, or the Financial Industry Regulatory Authority (including any arbitration awards or settlements with third parties thereunder) which requires the Lender to offer such maximum advance rate to institutional customers who purchased illiquid auction rate securities from the Lender or its affiliates. In such event, the Maximum Advance Rate shall automatically adjust to the maximum advance rate offered under any such program or settlement.

Debtor:	/s/ Samuel E. Lynch
Signature